FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported) September 30, 2009

WHISTLEPIG ENTERPRISES, INC.
 (Exact Name of Small Business Issuer as specified in its charter)

Colorado	000-53095	26-0460511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7060 B. South Tucson Way, Centennial, Colorado 80112
 (Address of principal executive offices including zip code)

303-617-8919
 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," or "Company" refer to WhistlePig Enterprises, Inc.

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement	3
Item 2.01 Completion of Acquisition or Disposition of Assets	3

PART I
Item 1. Description of Business	4
Item 2. Management’s Discussion and Analysis or Plan of Operation	13
Item 3. Description of Property	19
Item 4. Security Ownership of Certain Beneficial Owners and Management	20
Item 5. Directors, Executive Officers, Promoters and Control Persons	21
Item 6. Executive Compensation	22
Item 7. Certain Relationships and Related Transactions, and Director Independence	22
Item 8. Description of Securities.	22

PART II
Item 1. Market Price of and Dividends on the Registrant’s Common Equity and Other Shareholder Matters	22
Item 2. Legal Proceedings	23
Item 4. Recent Sales of Unregistered Securities	23
Item 5. Indemnification of Directors and Officers	23

PART III
Item 3.02 Unregistered Sales of Equity Securities	23
Item 5.01 Changes in Control of Registrant	24
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	24
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	24
Item 5.06 Change in Shell Company Status	24
Item 9.01 Financial Statements And Exhibits	24

SIGNATURES	26

EXHIBIT INDEX

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2009, WhistlePig Enterprises, Inc., a Colorado corporation (“WHISTLEPIG”) and CST Oil & Gas Corporation, a Colorado corporation, (“CST”) entered into a Share Exchange agreement (the “Share Exchange Agreement”) whereby the shareholders of  CST exchanged all of their common stock for common shares of WHISTLEPIG(the “Share Exchange”).  In connection with the Share Exchange, the stockholders of CST exchanged all of their CST stock for a total of 8,000,000 shares of common stock of WHISTLEPIG.  Immediately prior to the Share Exchange, certain existing shareholders of WHISTLEPIG tendered a total of 8,000,000 shares of WHISTLEPIG’s common stock to the company for cancellation, leaving 1,696,000 issued and outstanding WHISTLEPIG common shares.  As a result, following the Share Exchange WHISTLEPIG had 9,696,000 shares of its common stock issued and outstanding, of which approximately  84.6% were held by the former shareholders of CST. Following the closing of the Share Exchange, WHISTLEPIG’s name will be changed to CST Holding Corp, or some derivation thereof.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01, Entry into a Material Definitive Agreement.

Part I

FORWARD-LOOKING STATEMENTS

                Statements in this current report on Form 8-K may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These forward looking statements include, without limitation, those statements contained in this current report regarding our ability to successfully complete development of our product, the capabilities, performance and competitive advantages of our products following completion of development, our ability to compete and successfully sell our product in our target markets, our future hiring of sufficient numbers and types of qualified employees, any competitive advantage or protection that our intellectual property rights will provide to us and the occurrence and timing of the availability of our product, the establishment of reference sites and initial commercial sales of our product. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis or Plan of Operation” in this current report and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report.

Item 1. Description of Business.

Business of CST.

CST provides well servicing and roustabout services to the petroleum industry in Kansas. CST’s primary focus is to provide services that help maintain coal bed methane and oil wells operated by small and mid-size independent producers in the southeastern area of the state. Well servicing and roustabout services are required to maintain the gas and\or oil flow from a well. There is an ongoing need to periodically remove and replace damaged or corroded production tubing, retrieve safety valves or malfunctioning submersible pumps or risk  substantial decline and possible complete loss of production.  Roustabout services, which include well servicing and work immediately associated with the well, also includes site maintenance, pipeline installation, road and surface facilities construction. . CST currently owns and operates one workover rig. . CST is evaluating expansion possibilities in this immediate area as the downturn in the industry has eliminated several competitors in southeastern Kansas. The long term plan for . CST is to expand with additional workover rigs into adjacent areas as commodity prices recover and drilling activity escalates.

Although there are numerous competitors that provide substantially similar services as CST, its ability to provide multiple well and roustabout services at competitive rates with high quality personnel affords us a reasonable advantage. . CST strives to maintain an excellent work and safety record and consistently beat the competition in terms of quality work provided. At times, with limited available workover rigs and servicing equipment operating in the area, demand for such equipment exceeds supply. Since CST maintains personnel and equipment in the Kansas area it has the ability to promptly relocate in response to changing market conditions.

Background of Transaction.

CST Oil & Gas Corporation, a Colorado corporation (“CST”) was formed on May 8, 1985 to engage in the oil and gas business. CST has been a private company since its formation and has carried on active operations in the oil and gas business. Currently, its focus is to provide well servicing and roustabout services to the petroleum industry in Kansas

On September 30, 2009, WhistlePig Enterprises, Inc., a Colorado corporation (“WHISTLEPIG”) and CST Oil & Gas Corporation, a Colorado corporation, (“CST”) entered into a Share Exchange agreement (the “Share Exchange Agreement”) whereby the shareholders of  CST exchanged all of their common stock for common shares of WHISTLEPIG(the “Share Exchange”).  In connection with the Share Exchange, the stockholders of CST exchanged all of their CST stock for a total of 8,000,000 shares of common stock of WHISTLEPIG.  Immediately prior to the Share Exchange, certain existing shareholders of WHISTLEPIG tendered a total of 8,000,000 shares of WHISTLEPIG’s common stock to the company for cancellation, leaving 1,696,000 issued and outstanding WHISTLEPIG common shares.  As a result, following the Share Exchange WHISTLEPIG had 9,696,000 shares of its common stock issued and outstanding, of which approximately  84.6% were held by the former shareholders of CST. Following the closing of the Share Exchange, WHISTLEPIG’s name will be changed to CST Holding Corp, or some derivation thereof.  Upon completion of the Share Exchange, we adopted CST’s business plan.

   RISK FACTORS

        An investment in our common stock involves a number of risks. You should carefully read and consider the following risks as well as the other information contained in this prospectus, including the financial statements and the notes to those financial statements, before making an investment decision. The realization of any of the risks described below could have a material adverse affect on our business, financial condition, results of operations, cash flows and/or future prospects. The trading price of our common stock could decline due to any of these risks, and you could lose part or all of your investment. The order of these risk factors does not reflect their relative importance or likelihood of occurrence.

Risks Relating to the Oil and Natural Gas Industry

We derive all our revenues from the oil and natural gas exploration and production industry, a historically cyclical industry with levels of activity that are significantly affected by the levels and volatility of oil and natural gas prices.

Worldwide political, economic and military events have contributed to oil and natural gas price volatility and are likely to continue to do so in the future. Depending on the market prices of oil and natural gas, oil and natural gas exploration and production companies may cancel or curtail their drilling programs, thereby reducing demand for our services. Oil and natural gas prices have been volatile historically and, we believe, will continue to be so in the future. Many factors beyond our control affect oil and natural gas prices, including:

●	the cost of exploring for, producing and delivering oil and natural gas;

●	the discovery rate of new oil and natural gas reserves;

●	the rate of decline of existing and new oil and natural gas reserves;

●	available pipeline and other oil and natural gas transportation capacity;

●	the ability of oil and natural gas companies to raise capital;

●	actions by OPEC, the Organization of Petroleum Exporting Countries;

●	political instability in the Middle East and other major oil and natural gas producing regions;

●	economic conditions in the United States and elsewhere;

●	governmental regulations, both domestic and foreign;

●	domestic and foreign tax policy;

●	weather conditions in the United States and elsewhere;

●	the pace adopted by foreign governments for the exploration, development and production of their national reserves;

●	the price of foreign imports of oil and natural gas; and

●	the overall supply and demand for oil and natural gas.

    Any prolonged reduction in the overall level of exploration and development activities, whether resulting from changes in oil and natural gas prices or otherwise, can adversely impact us in many ways by negatively affecting:

●	our revenues, cash flows and profitability;

●	our ability to maintain or increase our borrowing capacity;

●	our ability to obtain additional capital to finance our business and make acquisitions, and the cost of that capital;

●	our ability to retain skilled rig personnel whom we would need in the event of an upturn in the demand for our services; and

●	the fair market value of our rig fleet.

Risks Relating to Our Business

Increases in the supply of rigs could decrease dayrates and utilization rates.

    An increase in the supply of land rigs, whether through new construction or refurbishment, could decrease dayrates and utilization rates, which would adversely affect our revenues and profitability. In addition, such adverse affect on our revenue and profitability caused by such increased competition and lower dayrates and utilization rates could be further aggravated by any downturn in oil and natural gas prices. There has been a substantial increase in the supply of land rigs in the United States over the past two years which has led to a broad decline in dayrates and utilization industry wide.

A material reduction in the levels of exploration and development activities in Kansas  or an increase in the number of rigs mobilized to Kansas could negatively impact our dayrates and utilization rates.

We currently conduct all of our operations in Kansas. A material reduction in the levels of exploration and development activities in Kansas due to a variety of oil and natural gas industry risks described above or an increase in the number of rigs mobilized to Kansas could negatively impact our dayrates and utilization rates, which could adversely affect our revenues and profitability.

We operate in a highly competitive, fragmented industry in which price competition could reduce our profitability.

The fact that workover rigs are mobile and can be moved from one market to another in response to market conditions heightens the competition in the industry.

The well service contracts we compete for are usually awarded on the basis of competitive bids or direct negotiations with customers. We believe pricing and quality of equipment are the primary factors our potential customers consider in determining which contractor to select. In addition, we believe the following factors are also important:

●	the type and condition of each of the competing workover rigs;

●	the mobility and efficiency of the rigs;

●	the quality of service and experience of the rig crews;

●	the offering of ancillary services; and

●	the ability to provide equipment adaptable to, and personnel familiar with, new technologies and techniques.

    While we must be competitive in our pricing, our competitive strategy generally emphasizes the quality of our equipment and experience of our rig crews to differentiate us from our competitors. This strategy is less effective as lower demand for drilling services or an oversupply of rigs usually results in increased price competition and makes it more difficult for us to compete on the basis of factors other than price. In all of the markets in which we compete, an oversupply of rigs can cause greater price competition which can, in turn, reduce our profitability.

Contract well service companies compete primarily on a regional basis, and the intensity of competition may vary significantly from region to region at any particular time. If demand for drilling services improves in a region where we operate, our competitors might respond by moving in suitable rigs from other regions. An influx of rigs from other regions could rapidly intensify competition and reduce profitability.

We face competition from competitors with greater resources that may make it more difficult for us to compete, which can reduce our dayrates and utilization rates.

Some of our competitors have greater financial, technical and other resources than we do that may make it more difficult for us to compete, which can reduce our dayrates and utilization rates. Their greater capabilities in these areas may enable them to:

●	better withstand industry downturns;

●	compete more effectively on the basis of price and technology;

●	retain skilled rig personnel; and

●	build new rigs or acquire and refurbish existing rigs so as to be able to place rigs into service more quickly than us in periods of high drilling demand.

Our operations involve operating hazards, which if not insured or indemnified against, could adversely affect our results of operations and financial condition.

Our operations are subject to the many hazards inherent in the contract well servicing business, including the risks of:

●	blowouts;

●	fires and explosions;

●	loss of well control;

●	collapse of the borehole;

●	lost or stuck drill strings; and

●	damage or loss from natural disasters.

Any of these hazards can result in substantial liabilities or losses to us from, among other things:

●	suspension of service operations;

●	damage to, or destruction of, our property and equipment and that of others;

●	personal injury and loss of life;

●	damage to producing or potentially productive oil and natural gas formations through which we service; and

●	environmental damage.

We seek to protect ourselves from some but not all operating hazards through insurance coverage. However, some risks are either not insurable or insurance is available only at rates that we consider uneconomical. Depending on competitive conditions and other factors, we attempt to obtain contractual protection against uninsured operating risks from our customers. However, customers who provide contractual indemnification protection may not in all cases maintain adequate insurance to support their indemnification obligations. Our insurance or indemnification arrangements may not adequately protect us against liability or loss from all the hazards of our operations. The occurrence of a significant event that we have not fully insured or indemnified against or the failure of a customer to meet its indemnification obligations to us could materially and adversely affect our results of operations and financial condition. Furthermore, we may be unable to maintain adequate insurance in the future at rates we consider reasonable.

We face increased exposure to operating difficulties because we have a substantial  focus on drilling for natural gas.

    A substantial number of our well service contracts are with exploration and production companies in search of natural gas, particularly in coal bed methane. Drilling on land for natural gas generally occurs at deeper drilling depths than drilling for oil. Although deep-depth drilling exposes us to risks similar to risks encountered in shallow-depth drilling, the magnitude of the risk for deep-depth drilling is greater because of the higher costs and greater complexities involved in drilling deep wells. We generally enter into International Association of Drilling Contractors contracts that contain “daywork” indemnification language that transfers responsibility for down hole exposures such as blowout and fire to the operator, leaving us responsible only for damage to our rig and our personnel. If we do not adequately insure the risk from blowouts or if our contractual indemnification rights are insufficient or unfulfilled, our profitability and other results of operation and our financial condition could be adversely affected in the event we encounter blowouts or other significant operating difficulties while drilling at deeper depths.

Our operations are subject to various laws and governmental regulations that could restrict our future operations and increase our operating costs.

Many aspects of our operations are subject to various federal, state and local laws and governmental regulations, including laws and regulations governing:

●	environmental quality;

●	pollution control;

●	remediation of contamination;

●	preservation of natural resources; and

●	worker safety.

Our operations are subject to stringent federal, state and local laws and regulations governing the protection of the environment and human health and safety. Several such laws and regulations relate to the disposal of hazardous oilfield waste and restrict the types, quantities and concentrations of such regulated substances that can be released into the environment. Several such laws also require removal and remedial action and other cleanup under certain circumstances, commonly regardless of fault. Planning, implementation and maintenance of protective measures are required to prevent accidental discharges. Spills of oil, natural gas liquids, drilling fluids and other substances may subject us to penalties and cleanup requirements. Handling, storage and disposal of both hazardous and non-hazardous wastes are also subject to these regulatory requirements. In addition, our operations are often conducted in or near ecologically sensitive areas, which are subject to special protective measures and that may expose us to additional operating costs and liabilities for accidental discharges of oil, natural gas, drilling fluids, contaminated water or other substances or for noncompliance with other aspects of applicable laws and regulations. Historically, we have not been required to obtain environmental or other permits prior to drilling a well. Instead, the operator of the oil and gas property has been obligated to obtain the necessary permits at its own expense.

The federal Clean Water Act, as amended by the Oil Pollution Act, the federal Clean Air Act, the federal Resource Conservation and Recovery Act, the federal Comprehensive Environmental Response, Compensation, and Liability Act, or CERCLA, the Safe Drinking Water Act, the Occupational Safety and Health Act, or OSHA, and their state counterparts and similar statutes are the primary vehicles for imposition of such requirements and for civil, criminal and administrative penalties and other sanctions for violation of their requirements. The OSHA hazard communication standard, the Environmental Protection Agency “community right-to-know” regulations under Title III of the federal Superfund Amendment and Reauthorization Act and comparable state statutes require us to organize and report information about the hazardous materials we use in our operations to employees, state and local government authorities and local citizens. In addition, CERCLA, also known as the “Superfund” law, and similar state statutes impose strict liability, without regard to fault or the legality of the original conduct, on certain classes of persons who are considered responsible for the release or threatened release of hazardous substances into the environment. These persons include the current owner or operator of a facility where a release has occurred, the owner or operator of a facility at the time a release occurred, and companies that disposed of or arranged for the disposal of hazardous substances found at a particular site. This liability may be joint and several. Such liability, which may be imposed for the conduct of others and for conditions others have caused, includes the cost of removal and remedial action as well as damages to natural resources. Few defenses exist to the liability imposed by environmental laws and regulations. It is also not uncommon for third parties to file claims for personal injury and property damage caused by substances released into the environment.

Environmental laws and regulations are complex and subject to frequent changes. Failure to comply with governmental requirements or inadequate cooperation with governmental authorities could subject a responsible party to administrative, civil or criminal action. We may also be exposed to environmental or other liabilities originating from businesses and assets that we acquired from others. We are in substantial compliance with applicable environmental laws and regulations and, to date, such compliance has not materially affected our capital expenditures, earnings or competitive position. We do not expect to incur material capital expenditures in our next fiscal year in order to comply with current or reasonably anticipated environment control requirements. However, our compliance with amended, new or more stringent requirements, stricter interpretations of existing requirements or the future discovery of regulatory noncompliance or contamination may require us to make material expenditures or subject us to liabilities that we currently do not anticipate.

In addition, our business depends on the demand for land drilling services from the oil and natural gas industry and, therefore, is affected by tax, environmental and other laws relating to the oil and natural gas industry generally, by changes in those laws and by changes in related administrative regulations. It is possible that these laws and regulations may in the future add significantly to our operating costs or those of our customers or otherwise directly or indirectly affect our operations.

We rely on a few key employees whose absence or loss could disrupt our operations resulting in a loss of revenues.

          Many key responsibilities within our business have been assigned to a small number of employees. The loss of their services, particularly the loss of Christine Tedesco, our Chief Executive and Financial Officer, could disrupt our operations resulting in a loss of revenues. We have no employment agreements our employees.  In addition, we do not maintain “key person” life insurance policies on any of our employees. As a result, we are not insured against any losses resulting from the death of our key employees.

We may be unable to attract and retain qualified, skilled employees necessary to operate our business.

Our success depends in large part on our ability to attract and retain skilled and qualified personnel. Our inability to hire, train and retain a sufficient number of qualified employees could impair our ability to manage and maintain our business. We require skilled employees who can perform physically demanding work. Shortages of qualified personnel are occurring in our industry. As a result of the volatility of the oil and natural gas industry and the demanding nature of the work, potential employees may choose to pursue employment in fields that offer a more desirable work environment at wage rates that are competitive with ours. If we should suffer any material loss of personnel to competitors or be unable to employ additional or replacement personnel with the requisite level of training and experience to adequately operate our equipment, our operations could be materially and adversely affected. With a reduced pool of workers, it is possible that we will have to raise wage rates to attract workers from other fields and to retain our current employees. If we are not able to increase our service rates to our customers to compensate for wage-rate increases, our profitability and other results of operations may be adversely affected.

Shortages in equipment and supplies could limit our operations and jeopardize our relations with customers.

The materials and supplies we use in our operations include fuels to operate our  equipment,  pipe,  and collars, t. Shortages in  equipment and supplies could limit our  workover operations and jeopardize our relations with customers. We do not rely on a single source of supply for any of these items. From time to time there have been shortages of equipment and supplies during periods of high demand which we believe could reoccur. Shortages could result in increased prices for  equipment or supplies that we may be unable to pass on to customers. In addition, during periods of shortages, the delivery times for equipment and supplies can be substantially longer. Any significant delays in our obtaining  equipment or supplies could limit our operations and jeopardize our relations with customers. In addition, shortages of  equipment or supplies could delay and adversely affect our ability to obtain new contracts for our  workover rigs, which could negatively impact our revenues and profitability.

Risks Related to Ownership of Our Common Stock

We have incurred and will continue to incur increased costs as a result of being a public company.

As a result of becoming a public company, we have incurred and will continue to incur significant legal, accounting and other expenses that we did not incur as a private company. We have incurred and will continue to incur costs associated with our public company reporting requirements and costs associated with recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and the NASD.  These rules and regulations could increase our legal and financial compliance costs and could make some activities more time-consuming and costly. These new rules and regulations could make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.

The price of our common stock may be extremely volatile.

        In some future periods, our results of operations may be below the expectations of public market investors, which could negatively affect the market price of our common stock. Furthermore, the stock market in general has experienced extreme price and volume fluctuations in recent years. We believe that, in the future, the market price of our common stock could fluctuate widely due to variations in our performance and operating results or because of any of the following factors:

●	announcements of new services, products, technological innovations, acquisitions or strategic relationships by us or our competitors;
●	trends or conditions in the software, business process outsourcing and Internet markets;
●	changes in market valuations of our competitors; and
●	general political, economic and market conditions.

 In addition, the market prices of securities of well service companies, including our own, have been volatile and have experienced fluctuations that have often been unrelated or disproportionate to a specific company's operating performance. As a result, investors may not be able to sell shares of our common stock at or above the price at which an investor purchase paid. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against that company. If any securities litigation is initiated against us, we could incur substantial costs and our management's attention could be diverted from our business.

Quarterly and annual operating results may fluctuate, which could cause our stock price to be volatile.

        Our quarterly and annual operating results may fluctuate significantly in the future due to a variety of factors that could affect our revenues or our expenses in any particular period. You should not rely on our results of operations during any particular period as an indication of our results for any other period. Factors that may adversely affect our periodic results may include the loss of a significant account or accounts.

        Our operating expenses are based in part on our expectations of our future revenues and are partially fixed in the short term. We may be unable to adjust spending quickly enough to offset any unexpected revenue shortfall.

The significant concentration of ownership of our common stock will limit an investor's ability to influence corporate actions.

        The concentration of ownership of our common stock may limit an investor's ability to influence our corporate actions and have the effect of delaying or deterring a change in control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company, and may affect the market price of our common stock. Certain major stockholders, if they act together, are able to substantially influence all matters requiring stockholder approval, including the election of all directors and approval of significant corporate transactions and amendments to our articles of incorporation. These stockholders may use their ownership position to approve or take actions that are adverse to interests of other investors or prevent the taking of actions that are inconsistent with their respective interests.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

The availability of a large number of authorized but unissued shares of common stock may, upon their issuance, lead to dilution of existing stockholders.

We are authorized to issue 50,000,000 shares of common stock, $0.001 par value per share, of which, as of September 30, 2009, 9,696,000 shares of common stock were issued and outstanding. These shares may be issued by our board of directors without further stockholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the market price of our common stock.

Further, our Articles of  Incorporation authorizes 1,000,000 shares of preferred stock, $0.01 par value per share. The board of directors is authorized to provide for the issuance of these unissued shares of preferred stock in one or more series, and to fix the number of shares and to determine the rights, preferences and privileges thereof. Accordingly, the board of directors may issue preferred stock which convert into large numbers of shares of common stock and consequently lead to further dilution of other shareholders.

We do not intend to pay cash dividends in the foreseeable future

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

There is currently no trading market for our securities and there can be no assurance that any  liquid market will ever develop.

There is currently no trading market for our common. There can be no assurance as to whether an orderly market will develop, (if ever) in our common stock.  As a result, we expect that the price at which our stock trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock. Owing to the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. See “Broker-dealers may be discouraged from effecting transactions in our common stock because they are considered a penny stock and are subject to the penny stock rules.”

Our common stock is subject to the Penny Stock Regulations

Our common stock and will likely be subject to the SEC's “penny stock” rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the `penny stock` rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our common stock is illiquid and subject to price volatility unrelated to our operations

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Sales of substantial amounts of common stock, or the perception that such sales could occur, and the existence of convertible securities to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

Item 2. Management’s Discussion and Analysis or Plan of Operation.

     The following discussion and analysis should be read in conjunction with the financial statements and the notes to those statements included in this 8-K and other previous SEC filings. This discussion contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to those discussed below, as well as those discussed elsewhere in this 8-K, including those factors discussed under the heading “Risk Factors.” See “Forward Looking Statements”.

Business of CST.

We provide contract land drilling and workover services to oil and natural gas exploration and production companies. As of August 1, 2009, we owned one workover rig, which was in full operation.

We commenced operations in 1988.  We have made selective acquisitions of drilling and ancillary equipment. Our management team has significant experience not only with acquiring rigs, but also with refurbishing and deploying rigs.

We currently operate our workover rig Kansas. The wells we have serviced for our customers have been drilled in search of oil and natural gas reserves, particularly coal bed methane deposits. Natural gas is often found in deep and complex geologic formations that generally require higher horsepower, premium rigs and experienced crews to reach targeted depths. We believe our premium rig, inventory and experienced crews position us to benefit from the natural gas drilling activity in our core operating areas.

Background of Transaction.

On September 30, 2009, WhistlePig Enterprises, Inc., a Colorado corporation (“WHISTLEPIG”) and CST Oil & Gas Corporation, a Colorado corporation, (“CST”) entered into a Share Exchange agreement (the “Share Exchange Agreement”) whereby the shareholders of  CST exchanged all of their common stock for common shares of WHISTLEPIG(the “Share Exchange”).  In connection with the Share Exchange, the stockholders of CST exchanged all of their CST stock for a total of 8,000,000 shares of common stock of WHISTLEPIG.  Immediately prior to the Share Exchange, certain existing shareholders of WHISTLEPIG tendered a total of 8,000,000 shares of WHISTLEPIG’s common stock to the company for cancellation, leaving 1,696,000 issued and outstanding WHISTLEPIG common shares.  As a result, following the Share Exchange WHISTLEPIG had 9,696,000 shares of its common stock issued and outstanding, of which approximately  84.6% were held by the former shareholders of CST. Following the closing of the Share Exchange, WHISTLEPIG’s name will be changed to CST Holding Corp, or some derivation thereof.  Upon completion of the Share Exchange, we adopted CST’s business plan.

Summary Overview

Drilling Equipment

General

Our Drilling Rig

As of August 1, 2009, our drilling rig fleet consisted of one workover rig, which we market on a continuous basis. At the present time, this workover rig operates on a term contract of one year.   We currently have no workover rigs held in inventory.

Other Equipment

As of August 1, 2009, we owned a fleet of one  truck and related transportation equipment that we use to transport our men and equipment to and from drilling sites. By owning our own trucks, we reduce the cost of equipment moves, downtime between workover rig moves and general wear and tear on our rig.

We believe that our operating workover rig and other related equipment are in good operating condition. Our employees perform periodic maintenance and minor repair work on our workover rig. Historically, we have relied on various oilfield service companies for major repair work and overhaul of our equipment. In the event of major breakdowns or mechanical problems, our rig could be subject to significant idle time and a resulting loss of revenue if the necessary repair services are not immediately available.

Drilling Contracts

As a provider of contract well services, our business and the profitability of our operations depend on the level of drilling activity by oil and natural gas exploration and production companies operating in the geographic markets where we operate. Our business has generally not been affected by seasonal fluctuations. The oil and natural gas exploration and production industry is a historically cyclical industry characterized by significant changes in the levels of exploration and development activities. During periods of lower levels of drilling activity, price competition tends to increase and results in decreases in the profitability of daywork contracts. In this lower level drilling activity and competitive price environment, we may be more inclined to enter into footage contracts that expose us to greater risk of loss without commensurate increases in potential contract profitability.

We obtain our contracts for servicing oil and natural gas wells either through competitive bidding or through direct negotiations with customers. Our contracts generally provide for compensation on either a daywork or footage basis. The contract terms we offer generally depend on the complexity and risk of operations, the on-site drilling conditions, the type of equipment used and the anticipated duration of the work to be performed. Generally, our contracts provide for the workover of a single well and typically permit the customer to terminate on short notice, usually on payment of an agreed fee.

    Daywork Contracts. Under daywork drilling contracts, we provide a workover rig with required personnel to our customer who supervises the servicing of the well. We are paid based on a negotiated fixed rate per day while the rig is used. Daywork contracts specify the equipment to be used, the size of the hole and the depth of the well. Under a daywork contract, the customer bears a large portion of the out-of-pocket service costs and we generally bear no part of the usual risks associated with drilling, such as time delays and unanticipated costs.

Footage Contracts. Under footage contracts, we are paid a fixed amount for each foot drilled, regardless of the time required or the problems encountered in drilling the well. We typically pay more of the out-of-pocket costs associated with footage contracts as compared to daywork contracts. The risks to us on a footage contract are greater because we assume most of the risks associated with drilling operations generally assumed by the operator in a daywork contract, including the risk of blowout, loss of hole, stuck drill pipe, machinery breakdowns, abnormal drilling conditions and risks associated with subcontractors’ services, supplies, cost escalation and personnel. We manage this additional risk through the use of engineering expertise and bid the footage contracts accordingly, and we maintain insurance coverage against some, but not all, drilling hazards. However, the occurrence of uninsured or under-insured losses or operating cost overruns on our footage jobs could have a negative impact on our profitability.

Turnkey Contracts. Turnkey contracts typically provide for a drilling company to drill a well for a customer to a specified depth and under specified conditions for a fixed price, regardless of the time required or the problems encountered in drilling the well. The drilling company would provide technical expertise and engineering services, as well as most of the equipment and drilling supplies required to drill the well. The drilling company may subcontract for related services, such as the provision of casing crews, cementing and well logging. Under typical turnkey drilling arrangements, a drilling company would not receive progress payments and would be paid by its customer only after it had performed the terms of the drilling contract in full.

Although we have not historically entered into any turnkey contracts, we may decide to enter into such arrangements in the future. The risks to a drilling company under a turnkey contract are substantially greater than on a well drilled on a daywork basis. This is primarily because under a turnkey contract the drilling company assumes most of the risks associated with drilling operations generally assumed by the operator in a daywork contract, including the risk of blowout, loss of hole, stuck drill pipe, machinery breakdowns, abnormal drilling conditions and risks associated with subcontractors’ services, supplies, cost escalations and personnel.

Customers and Marketing

    We market our rig to a number of customers. In 2008, we serviced wells for 4  different customers, compared to  no  customers in 2007.

We primarily market our  workover rigs through employee marketing representatives. These marketing representatives use personal contacts and industry periodicals and publications to determine which operators are planning to drill oil and natural gas wells in the near future in our market areas. Once we have been placed on the “bid list” for an operator, we will typically be given the opportunity to bid on most future well servicing needs for that operator in the areas in which we operate. Our workover rigs are typically contracted on a well-by-well basis.

From time to time we also enter into informal, nonbinding commitments with our customers to provide workover rigs for future periods at specified rates plus fuel and mobilization charges, if applicable, and escalation provisions. This practice is customary in the well services business during times of tightening rig supply.

Competition

We encounter substantial competition from other well service contractors. Our primary market area is highly fragmented and competitive. The fact that workover rigs are mobile and can be moved from one market to another in response to market conditions heightens the competition in the industry.

The well service contracts we compete for are usually awarded on the basis of competitive bids. Our principal competitors are Jackman Oilfield Services, Splane Pulling and Roustabout Services, Hurricane Oil Field Services, Gateway Titan Oilfield Services, and DJR Well Serving. We believe pricing and rig availability are the primary factors our potential customers consider in determining which drilling contractor to select. In addition, we believe the following factors are also important:

●	the type and condition of each of the competing workover rigs;

●	the mobility and efficiency of the rigs;

●	the quality of service and experience of the rig crews;

●	the offering of ancillary services; and

●	the ability to provide well servicing equipment adaptable to, and personnel familiar with, new technologies and techniques.

While we must be competitive in our pricing, our competitive strategy generally emphasizes the quality of our equipment and the experience of our crews to differentiate us from our competitors. This strategy is less effective as lower demand for workover services or an oversupply of rigs usually results in increased price competition and makes it more difficult for us to compete on the basis of factors other than price. In all of the markets in which we compete, an oversupply of rigs can cause greater price competition.

Contract well service companies compete primarily on a regional basis, and the intensity of competition may vary significantly from region to region at any particular time. If demand for workover services improves in a region where we operate, our competitors might respond by moving in suitable rigs from other regions. An influx of workover rigs from other regions could rapidly intensify competition and reduce profitability.

Many of our competitors have greater financial, technical and other resources than we do. Their greater capabilities in these areas may enable them to:

●	better withstand industry downturns;

●	compete more effectively on the basis of price and technology;

●	better retain skilled rig personnel; and

●	build new rigs or acquire and refurbish existing rigs so as to be able to place rigs into service more quickly than us in periods of high demand.

Raw Materials

The materials and supplies we use in our operations include fuels to operate our  equipment,  pipe and collars. We do not rely on a single source of supply for any of these items. While we are not currently experiencing any shortages, from time to time there have been shortages of equipment and supplies during periods of high demand.

Shortages could result in increased prices for  equipment or supplies that we may be unable to pass on to customers. In addition, during periods of shortages, the delivery times for equipment and supplies can be substantially longer. Any significant delays in our obtaining  equipment or supplies could limit operations and jeopardize our relations with customers. In addition, shortages of  equipment or supplies could delay and adversely affect our ability to obtain new contracts for our rigs, which could have a material adverse effect on our financial condition and results of operations.

Operating Risks and Insurance

Our operations are subject to the many hazards inherent in the contract well servicing business, including the risks of:

●	blowouts;

●	fires and explosions;

●	loss of well control;

●	collapse of the borehole;

●	lost or stuck drill strings; and

●	damage or loss from natural disasters.

Any of these hazards can result in substantial liabilities or losses to us from, among other things:

●	suspension of drilling operations;

●	damage to, or destruction of, our property and equipment and that of others;

●	personal injury and loss of life;

●	damage to producing or potentially productive oil and natural gas formations through which we drill; and

●	environmental damage.

We seek to protect ourselves from some but not all operating hazards through insurance coverage. However, some risks are either not insurable or insurance is available only at rates that we consider uneconomical.  Depending on competitive conditions and other factors, we attempt to obtain contractual protection against uninsured operating risks from our customers. However, customers who provide contractual indemnification protection may not in all cases have sufficient financial resources or maintain adequate insurance to support their indemnification obligations. We can offer no assurance that our insurance or indemnification arrangements will adequately protect us against liability or loss from all the hazards of our operations. The occurrence of a significant event that we have not fully insured or indemnified against or the failure of a customer to meet its indemnification obligations to us could materially and adversely affect our results of operations and financial condition. Furthermore, we may not be able to maintain adequate insurance in the future at rates we consider reasonable.

Our insurance coverage includes property insurance on our rigs, drilling equipment and real property. Our insurance coverage for property damage to our rigs and to our drilling equipment is based on a third party estimate of the appraised value of the rigs and drilling equipment. The policy provides for a deductible on rigs of $1.0 million per occurrence. Our umbrella liability insurance coverage is $25.0 million per occurrence and in the aggregate, with a deductible of $10,000 per occurrence. We believe that we are adequately insured for public liability and property damage to others with respect to our operations. However, such insurance may not be sufficient to protect us against liability for all consequences of well disasters, extensive fire damage or damage to the environment.

Employees

   As of August 1, 2009, we had five employees. All  of these employees are salaried administrative or supervisory employees. The rest of our employees are hourly employees, the majority of whom operate or maintain our drilling rig, workover rigs and rig-hauling trucks. The number of hourly employees fluctuates depending on the number of drilling projects we are engaged in at any particular time. None of our employees are subject to collective bargaining arrangements.

Our operations require the services of employees having the technical training and experience necessary to obtain the proper operational results. As a result, our operations depend, to a considerable extent, on the continuing availability of such personnel. Although we have not encountered material difficulty in hiring and retaining qualified rig crews, shortages of qualified personnel are occurring in our industry. If we should suffer any material loss of personnel to competitors or be unable to employ additional or replacement personnel with the requisite level of training and experience to adequately operate our equipment, our operations could be materially and adversely affected. While we believe our wage rates are competitive and our relationships with our employees are satisfactory, a significant increase in the wages paid by other employers could result in a reduction in our workforce, increases in wage rates, or both. The occurrence of either of these events for a significant period of time could have a material and adverse effect on our financial condition and results of operations.

Governmental Regulation

Our operations are subject to stringent federal, state and local laws and regulations governing the protection of the environment and human health and safety. Several such laws and regulations relate to the handling, storage and disposal of oilfield waste and restrict the types, quantities and concentrations of such regulated substances that can be released into the environment. Several such laws also require removal and remedial action and other cleanup under certain circumstances, commonly regardless of fault. Planning, implementation and maintenance of protective measures are required to prevent accidental discharges. Spills of oil, natural gas liquids, drilling fluids and other substances may subject us to penalties and cleanup requirements. In addition, our operations are sometimes conducted in or near ecologically sensitive areas, which are subject to special protective measures and which may expose us to additional operating costs and liabilities related to restricted operations, for accidental discharges of oil, natural gas, drilling fluids, contaminated water or other substances or for noncompliance with other aspects of applicable laws and regulations. Historically, we have not been required to obtain environmental or other permits prior to drilling a well. Instead, the operator of the oil and gas property has been obligated to obtain the necessary permits at its own expense.

The federal Clean Water Act, as amended by the Oil Pollution Act, the federal Clean Air Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, the Safe Drinking Water Act, the Occupational Safety and Health Act, or OSHA, and their state counterparts and similar statutes and related regulations are the primary vehicles for imposition of such requirements and for civil, criminal and administrative penalties and other sanctions for violation of their requirements. The OSHA hazard communication standard and related regulations, the Environmental Protection Agency “community right-to-know” regulations under Title III of the federal Superfund Amendment and Reauthorization Act and comparable state statutes require us to organize and report information about the hazardous materials we use in our operations to employees, state and local government authorities and local citizens. In addition, CERCLA, also known as the “Superfund” law, and similar state statutes impose strict liability, without regard to fault or the legality of the original conduct, on certain classes of persons who are considered responsible for the release or threatened release of hazardous substances into the environment. These persons include the current owner or operator of a facility where a release has occurred, the owner or operator of a facility at the time a release occurred and companies that disposed of or arranged for the disposal of hazardous substances found at a particular site. This liability may be joint and several. Such liability, which may be imposed for the conduct of others and for conditions others have caused, includes the cost of removal and remedial action as well as damages to natural resources. Few defenses exist to the liability imposed by environmental laws and regulations. It is also not uncommon for third parties to file claims for personal injury and property damage caused by substances released into the environment.

Environmental laws and regulations are complex and subject to frequent changes. Failure to comply with governmental requirements or inadequate cooperation with governmental authorities could subject a responsible party to administrative, civil or criminal action. We may also be exposed to environmental or other liabilities originating from businesses and assets that we acquired from others. We believe we are in substantial compliance with applicable environmental laws and regulations and, to date, such compliance has not materially affected our capital expenditures, earnings or competitive position. We do not expect to incur material capital expenditures in our next fiscal year in order to comply with current or reasonably anticipated environment control requirements. However, our compliance with amended, new or more stringent requirements, stricter interpretations of existing requirements or the future discovery of regulatory noncompliance or contamination may require us to make material expenditures or subject us to liabilities that we currently do not anticipate.

In addition, our business depends on the demand for land drilling services from the oil and natural gas industry and, therefore, is affected by tax, environmental and other laws relating to the oil and natural gas industry generally, by changes in those laws and by changes in related administrative regulations. It is possible that these laws and regulations may in the future add significantly to our operating costs or those of our customers or otherwise directly or indirectly affect our operations.

Raising Additional Capital

    We do not plan to raise any additional capital at this time.

     Critical Accounting Policies and Estimates

    The discussion and analysis of our financial condition and results of operations is based upon our financial statements which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities. Currently, our only estimate is that of depreciation expense. We base our estimates on historical experience and on other assumptions that we believes to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     Going Concern

    As of December 31, 2008, our accountants have expressed doubt about WHISTLEPIG’S ability to continue as a going concern as a result of our operating losses from inception. The accountant’s opinion with regard to CST contained no such qualification. Our future operations will be those of CST, so that we do not anticipate that the going concern issue will be a factor going forward.

Item 2. Management’s Discussion and Analysis or Plan of Operation

    The following discussion relates to CST's operations through June 30, 2009.  For information related to the Company's operations prior to the exchange transaction, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

Plan of Operation

    As of June 30, 2009, CST provides contract land drilling and workover services to oil and natural gas exploration and production companies.

Results of Operations

    The following discussion involves CST’s results of operations for the six months ending June 30, 2009 and for the fiscal year ending December 31, 2008. This compares to the six months ending June 30, 2008 and for the fiscal year ending December 31, 2007.

    Comparing CST’s operations, it had sales (net of returns) of $201,762 for the six months ended June 30, 2009 and  $-0-  for the six months ending June 30, 2008. CST had sales(net of returns)  of $109,061 for fiscal year ending December 31, 2008 and $-0- for the fiscal year ending December 31, 2007.

    Cost of goods sold for the six months ending June 30, 2009 was $26,123, compared to $-0- for the six months ending June 30, 2008. Cost of goods sold for the fiscal year ending December 31, 2008 was $14,114 Compared to $-0- for the fiscal year ending December 31, 2007.

    Operating expenses, which include depreciation and general and administrative expenses for the six months ended June 30, 2009 were $125,416, compared to $10 for the six months ending June 30, 2008. We had operating expenses of $69,600 for the fiscal year ending December 31, 2008 and $10 for the fiscal year ending December 31, 2007.

    The major components of operating expenses include general and administrative, professional fees, and telephone expenses.

    We believe that operating expenses in current operations should remain fairly constant as our revenues develop. Each additional sale or service and correspondingly the gross profit of such sale have minimal offsetting operating expenses. Thus, additional sales could become profit at a higher return on sales rate as a result of not needing to expand operating expenses at the same pace.

    We had a net profit of $50,223 for the six months ended June 30, 2009, compared to a net loss of $10 for the six months ending June 30, 2008. We had a net profit of $25,347 for the fiscal year ended June 30, 2009 and a net loss $10 for the fiscal year ending June 30, 2008.

    Our principal source of liquidity is our revenues. We expect variation in revenues to account for the difference between a profit and a loss. Also business activity is closely tied to the U.S. petroleum business.. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to successfully develop our business and our ability to generate revenues.

    In any case, we try to operate with minimal overhead. Our primary activity will be to seek to develop clients for our services and, consequently, our sales. If we succeed in developing clients for our services and generating sufficient sales, we will become profitable. We cannot guarantee that this will ever occur. Our plan is to build our company in any manner which will be successful.

Liquidity and Capital Resources

    As of June 30, 2009, we had cash or cash equivalents of $71,785.

    Net cash provided by operating activities was $53,077 for the six months ended June 30, 2009, compared to net cash used or provided for operating activities of $-0- for the six months ended June 30, 2008. We anticipate that overhead costs in current operations will remain fairly constant as revenues develop.

    Cash flows used or provided by investing activities was $-0- for all relevant periods.

    Cash flows used for financing activities was $20,000 for the six months ended June 30, 2009, compared to cash provided by financing activities of $40,000 for the six months ended June 30, 2008.

    Over the next twelve months we do not expect any material capital costs to develop operations.  We believe that we have sufficient capital in the short term for our current level of operations. This is because we believe that we can attract sufficient sales within our present organizational structure and resources to remain profitable in our operations. We do not anticipate needing to raise additional capital resources in the next twelve months In the event that we need additional capital,

Item 3. Description of Property.

    We currently utilize a small office space provided by our majority shareholder in Centennial., Colorado on a rent-free basis. Our rig is located in Bourbon County, Kansas Our operating equipment is stored in Kansas on property owned by our majority shareholders                        .

Item 4. Security Ownership of Certain Beneficial Owners and Management.

    The following table sets forth certain information with respect to beneficial ownership of our common stock, as of September 30, 2009 and after giving effect to the Share Exchange by:

●	each beneficial owner of 5% or more of the currently outstanding shares of our common stock;

●	each of our directors;

●	each of our executive officers; and

●	all of our directors and executive officers as a group.

    In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days  September 30, 2009 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is 7060 B South Tucson Way, Centennial, Colorado 80112.

    Each stockholder’s percentage ownership is based on 9,696,000 shares of our common stock outstanding as of  September 30, 2009.

	Amount and Nature of Beneficial Ownership	Notes Convertible and Options and Warrants Exercisable Within
Name of Beneficial Owner	Shares	60 Days	Percent of Class

Directors and Executive Officers
Christine Tedesco(1)	8,200,000	0	84.60%

Michael Thomsen	0	0	0

Steven A. Tedesco(1)	8,200,000	0	84.60%

All executive officers and directors as a group (2 persons)	8,200,000	0	84.60%

(1)
Includes 4,050,000 shares owned of record by Christine Tedesco and 4,050,000 shares owned of record by Steven A. Tedesco. In addition, Steven A. Tedesco owns 100,000 shares of record. Christine and Steven Tedesco.are husband and wife. A total of 8,000,000 shares were acquired in the Share Exchange transaction. A total of 100,000 shares have been privately purchased from existing shareholders.

Item 5. Directors, Executive Officers, Promoters and Control Persons.

     Our senior management is composed of experienced individuals with significant management experience. As of  September 30, 2009, our executive officers, and directors were:
Name	Age	Position

Christine Tedesco	57	President, Chief Executive and Financial Officer, Treasurer and Director
Michael Thomsen	56	Executive Vice President, Secretary, and Director

The biographies of each of our executive officers and directors are as follows:

    Christine Tedesco is the co-founder and Chief Operating Officer of CST and has held this position since its founding in 1985. Since 1994, she has also been a Vice President and Director of Atoka Coal Bed Methane Laboratories, a provider of surface geochemical technologies for natural gas exploration companies. In 2000, she co-founded Running Foxes Petroleum, a petroleum and natural gas exploration and production company. She continues with these companies in these capacities to the present.  Ms. Tedesco obtained a BA Degree in Marketing from Kent State University in 1974.

    Michael Thomsen has over 30 years experience in the natural resources industry and has worked in over 40 countries in exploration and project acquisitions.  He is the former Chairman of Oil Quest Resources plc, a British oil and gas exploration company which merged into the North Sea oil explorer, Encore Oil plc in 2006.  His work with US energy producer Freeport-McMoRan Inc. from 1977 to 1987 included exploration in the Gulf of Mexico, the Permian Basin of west Texas, the Sinai-Sea region of Egypt, the Sergipe Basin offshore Brazil and the Neuquen Basin of western Argentina.  His US experience with Freeport was primarily directed at the Permian Basin of west Texas and his international work involved basin evaluation in Egypt, Brazil and Argentina.  From 1988 to 2002 he was a director of exploration for Gold Fields and Newmont, two major international natural resources groups.  He is currently Chairman of Nighthawk Energy plc, a London listed company with oil and gas assets in the US.  Mr. Thomsen obtained a Bachelors Degree from the University of Wisconsin majoring in Geology graduating with honors.

    The Board of Directors currently does not have any committees. Following the completion of the Share Exchange, we intend to establish audit and compensation committees and such other committees as determined advisable by our Board.

Item 6. Executive Compensation

    As of June 30, 2009, the Company has paid no compensation to any executive or director of the Company

 Item 7. Certain Relationships and Related Transactions, and Director Independence.

    We currently occupy approximately  450 square feet of office space which we rent from our President and largest shareholder on a month-to-month basis, currently without charge.

     In 2008 and the six months ended June 30, 2009 CST paid a company related by common control approximately $4,500 and $14,500 for general and administrative expenses. At December 31, 2008 and June 30, 2009 CST owed $40,000 to an officer for due on demand, non-interest bearing working capital advances.

Item 8. Description of Securities.

    We currently have authorized capital of 51,000,000 shares, of which 50,000,000 are designated as common stock, par value $0.001 per share (the “Common Stock”), and 1,000,000 shares are preferred stock, par value $0.01 per share (the “Preferred Stock”), none of which is currently designated. Following completion of the Share Exchange, the Company has outstanding 9,696,000 shares of Common Stock and no shares of Preferred Stock,

Common Stock

    Holders of shares of our Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. Our Common Stock does not have cumulative voting rights. No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

Preferred Stock

    None designated or issued.

PART II

Item 1. Market Price of and Dividends on the Registrant’s Common Equity and Other Shareholder Matters

Holders

    As of  September 30, 2009, there were approximately 40 record holders of our common stock and there were 9,696,000 shares of our common stock outstanding

Market Information

    No public market currently exists for shares of our common stock. We intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Dividends

   We have never declared or paid any dividends nor do we have any intent to do so in the foreseeable future.

Item 2. Legal Proceedings.

    We are not currently a party to any legal proceedings. From time to time, we may be involved in legal proceedings and claims arising out of the ordinary course of business.

Item 4. Recent Sales of Unregistered Securities.

    In connection with the Share Exchange transaction,  on September 30, 2009, we issued the following shares of our common stock to the former shareholders of CST: Christine Tedesco-4,000,000 shares; Steven Tedesco-4,000,000 shares

Item 5. Indemnification of Directors and Officers.

    Our Articles of Incorporation, as amended, and by-laws provide that we shall, to the fullest extent permitted by applicable Colorado law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

    Colorado law authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered) we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART F/S

    Reference is made to the filings by WhistlePig Enterprises, Inc.., for its financial statements. The financial statements of CST Oil & Gas Corporation are in Item 9.01.

PART III

Item 3.02 Unregistered Sales of Equity Securities

    In connection with the Share Exchange transaction,   on September 30, 2009, we issued the following shares of our common stock to the former shareholders of CST: Christine Tedesco-4,000,000 shares; Steven Tedesco-4,000,000 shares.

Item 5.01 Changes in Control of Registrant

    The disclosures set forth in “Item 1.01 Entry into a Material Definitive Agreement” and “Item 2.01 Completion of Acquisition of Disposition of Assets” above are hereby incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    Effective the closing date of the Share Exchange, Jeanie Clifford resigned all officer and director positions of the Company and a new board of directors comprising Christine Tedesco and Michael Thomsen took office, subject only to the notice requirements under Rule 14f-1.  At the same time, the following officer appointments were made and confirmed:

Name	Age	Position
Christine Tedesco	57	President, Chief Executive and Financial Officer, Treasurer and Director
Michael Thomsen	56	Executive Vice President, Secretary, and Director

    See Item 5 of Item 2.01 of this Form 8-K for information concerning the background of the officers and directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

    The Company intends to file Articles of Amendment to the Articles of Incorporation with the Secretary of State of the State of Colorado pursuant to which WhistlePig Enterprises, Inc. will change its corporate name to “CST Holding Corp,” or some derivation thereof. The fiscal year of WHISTLEPIG will remain the same.

Item 5.06 Change in Shell Company Status

   As described in Item 2.01 of this report, on  September 30, 2009 WHISTLEPIG completed the acquisition of CST. As a result of this transaction, WHISTLEPIG is no longer a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

     The exhibits identified below are filed as part of this report:

EXHIBIT	DESCRIPTION

2.1	Share Exchange Agreement dated September 30, 2009

3.1 *	Articles of Incorporation

3.2 *	Bylaws

10.1	Drilling Rig Contract

23.1	Consent of Ron Chadwick, PC, independent registered public accountant.

* Previously filed with Form SB-2 Registration Statement, January 24, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WhistlePig Enterprises, Inc.

Dated: September 30, 2009	By: Name:	/s/ Christine Tedesco Christine Tedesco
	Title:	President, Chief Executive Officer,Chief Financial Officer and Director (Principal Executive, Accounting and Financial Officer)

CST OIL AND GAS CORPORATION

FINANCIAL STATEMENTS

December 31, 2007 and 2008,
& June 30, 2009 (Unaudited)

CST OIL AND GAS CORPORATION
Financial Statements

TABLE OF CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM	F-1

FINANCIAL STATEMENTS

Balance sheets	F-2
Statements of operations	F-3
Statements of stockholders’ equity	F-4
Statements of cash flows	F-5
Notes to financial statements	F-7
F-

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
CST Oil and Gas Corporation
Centennial, Colorado

I have audited the accompanying balance sheets of CST Oil and Gas Corporation as of December 31, 2007 and 2008, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material  respects, the financial position of CST Oil and Gas Corporation as of December 31, 2007 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Aurora, Colorado	/s/ Ronald R. Chadwick, P.C.
September 17, 2009	RONALD R. CHADWICK, P.C.

CST OIL AND GAS CORPORATION
BALANCE SHEETS

			June 30, 2009
	Dec. 31, 2007	Dec. 31, 2008	(Unaudited)

ASSETS

Current assets
Cash	$-	$63,150	$71,785
Prepaid expenses		2,197
Total current assets	-	65,347	71,785

Fixed assets			24,442
Accumulated depreciation			(657)
	-	-	23,785

Total Assets	$-	$65,347	$95,570

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities
Related party payable	$-	$40,000	$40,000
Total current liabilties	-	40,000	40,000

Total Liabilities	-	40,000	40,000

Stockholders' Equity
Common stock, no par value;
100,000 shares authorized;
100,000 shares issued and outstanding	100,000	100,000	100,000
Additional paid in capital	141	141	141
Accumulated deficit	(100,141)	(74,794)	(44,571)

Total Stockholders' Equity	-	25,347	55,570

Total Liabilities and Stockholders' Equity	$-	$65,347	$95,570

The accompanying notes are an integral part of the financial statements.

CST OIL AND GAS CORPORATION
STATEMENTS OF OPERATIONS

			Six Months	Six Months
			Ended	Ended
	Year Ended	Year Ended	June 30, 2008	June 30, 2009
	Dec. 31, 2007	Dec. 31, 2008	(Unaudited)	(Unaudited)

Sales (net of returns) - related party	$-	$109,061	$-	$201,762
Cost of goods sold		14,114		26,123

Gross profit	-	94,947	-	175,639

Operating expenses:
Depreciation				657
General and administrative	10	69,600	10	124,759
	10	69,600	10	125,416

Income (loss) from operations	(10)	25,347	(10)	50,223

Other income (expense):
	-	-	-	-

Income (loss) before
provision for income taxes	(10)	25,347	(10)	50,223

Provision for income tax	-	-	-	-

Net income (loss)	$(10)	$25,347	$(10)	$50,223

Net income (loss) per share
(Basic and fully diluted)	$(0.00)	$0.25	$(0.00)	$0.50

Weighted average number of
common shares outstanding	100,000	100,000	100,000	100,000

The accompanying notes are an integral part of the financial statements.

CST OIL AND GAS CORPORATION
STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Stock				Stock-
		Amount	Paid in	Accumulated	holders'
	Shares	No Par	Capital	Deficit	Equity

Balances at December 31, 2006	100,000	$100,000	$131	$(100,131)	$-

Net income (loss) for the year			10	(10)	-

Balances at December 31, 2007	100,000	$100,000	$141	$(100,141)	$-

Net income (loss) for the year				25,347	25,347

Balances at December 31, 2008	100,000	$100,000	$141	$(74,794)	$25,347

Distributions				(20,000)	(20,000)

Net income (loss) for the period				50,223	50,223

Balances at
June 30, 2009 - unaudited	100,000	$100,000	$141	$(44,571)	$55,570

The accompanying notes are an integral part of the financial statements.

CST OIL AND GAS CORPORATION
STATEMENTS OF CASH FLOWS

			Six Months	Six Months
			Ended	Ended
	Year Ended	Year Ended	June 30, 2008	June 30, 2009
	Dec. 31, 2007	Dec. 31, 2008	(Unaudited)	(Unaudited)

Cash Flows From Operating Activities:
Net income (loss)	$(10)	$25,347	$(10)	$50,223

Adjustments to reconcile net loss to
net cash provided by (used for)
operating activities:
Depreciation				657
Prepaid expenses		(2,197)		2,197
Accrued payables			10
Net cash provided by (used for)
operating activities	(10)	23,150	-	53,077

Cash Flows From Investing Activities:
Fixed assets	-	-	-	(24,442)
Net cash provided by (used for)
investing activities	-	-	-	(24,442)

(Continued On Following Page)

The accompanying notes are an integral part of the financial statements.

CST OIL AND GAS CORPORATION
STATEMENTS OF CASH FLOWS

(Continued From Previous Page)

			Six Months	Six Months
			Ended	Ended
	Year Ended	Year Ended	June 30, 2008	June 30, 2009
	Dec. 31, 2007	Dec. 31, 2008	(Unaudited)	(Unaudited)

Cash Flows From Financing Activities:
Related party payable - borrowings		40,000
Paid in capital	10
Distributions	-			(20,000)
Net cash provided by (used for)
financing activities	10	40,000	-	(20,000)

Net Increase (Decrease) In Cash	-	63,150	-	8,635

Cash At The Beginning Of The Period	-	-	-	63,150

Cash At The End Of The Period	$-	$63,150	$-	$71,785

Schedule Of Non-Cash Investing And Financing Activities

None

Supplemental Disclosure

Cash paid for interest	$-	$-	$-	$-
Cash paid for income taxes	$-	$-	$-	$-

The accompanying notes are an integral part of the financial statements.

CST OIL AND GAS CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2008, & June 30, 2009 (Unaudited)

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CST Oil and Gas Corporation (the “Company”), was incorporated in the State of Colorado on May 8, 1985. The Company sells oil and gas field workover services.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Accounts receivable

The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. At December 31, 2007 and 2008, and June 30, 2009 the Company had no balance in its allowance for doubtful accounts.

Property and equipment

Property and equipment are recorded at cost and depreciated under accelerated or straight line methods over each item's estimated useful life.

Revenue recognition

Revenue is recognized on an accrual basis as earned under contract terms. Specifically, revenue from product sales is recognized subsequent to a customer ordering a product at an agreed upon price, delivery has occurred, and collectibility is reasonably assured.

Advertising costs

Advertising costs are expensed as incurred. The Company had no advertising costs in 2007 or 2008, or for the six months ended June 30, 2009.

CST OIL AND GAS CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2008, & June 30, 2009 (Unaudited)

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued):

Income tax

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (“SFAS 109”). Under SFAS 109 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Because the Company through June 2009 has operated as an S-corporation, the Company is a pass-through entity for federal income tax purposes and pays no income tax at the corporate level.

Net income (loss) per share

The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company's preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share.

Financial Instruments

The carrying value of the Company’s financial instruments, as reported in the accompanying balance sheets, approximates fair value.

Long-Lived Assets

In accordance with Statement of Financial Accounting Standard 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company regularly reviews the carrying value of intangible and other long-lived assets for the existence of facts or circumstances, both internally and externally, that December suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long-lived asset exceeds its fair value.

CST OIL AND GAS CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2008, & June 30, 2009 (Unaudited)

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued):

Products and services, geographic areas and major customers

The Company earns revenue from the sale of oil and gas field workover services, but does not separate different services into operating segments. All sales each year were to domestic companies under common control of the Company’s officers.

NOTE 2. RELATED PARTY TRANSACTIONS

In 2008 and the six months ended June 30, 2009 the Company paid a company related by common control approximately $4,500 and $14,500 for general and administrative expenses. At December 31, 2008 and June 30, 2009 the Company owed $40,000 to an officer for due on demand, non-interest bearing working capital advances.

WHISTLEPIG ENTERPRISES, INC.
(A Development Stage Company)

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008

WHISTLEPIG ENTERPRISES, INC. AND CST OIL AND GAS CORPORATION
PRO FORMA CONSOLIDATED BALANCE SHEET
December 31, 2008

			Adjustments		Consolidated
	WHISTLEPIG	CST	(See Notes)		Balance
ASSETS

Current assets
Cash	$347	$63,150	$-		$63,497
Prepaid expenses		2,197			2,197
Total current assets	347	65,347	-		65,694

Total Assets	$347	$65,347	$-		$65,694

LIABILITIES
& STOCKHOLDERS' EQUITY

Current liabilities
Related party payables	$-	$40,000	$-		$40,000
Total current liabilties	-	40,000	-		40,000

Total Liabilities	-	40,000	-		40,000

Stockholders' Equity
Preferred stock, $.10 par value;
1,000,000 shares authorized;
none issued and outstanding	-	-	-		-
Common stock, $.001 par value;
50,000,000 shares authorized;
9,596,000 shares issued and
outstanding	9,596	100,000	(100,000)	A	9,596
Additional paid in capital	23,904	141	100,000	A	124,045
Accumulated deficit	(33,153)	(74,794)			(107,947)

Total Stockholders' Equity	347	25,347	-		25,694

Total Liabilities and Stockholders' Equity	$347	$65,347	$-		$65,694

The accompanying notes are an integral part of the Pro Forma financial statements.

WHISTELPIG ENTERPRISES, INC. AND CST OIL AND GAS CORPORATION
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

	WHISTLEPIG	CST
	Year Ended	Year Ended	Adjustments	Consolidated
	Dec. 31, 2008	Dec. 31, 2008	(See Notes)	Balance

Sales	$5,280	$-	$-	$5,280
Sales -related party		109,061		109,061
Cost of goods sold		14,114		14,114

Gross profit	5,280	94,947	-	100,227

Operating expenses:
General and administrative	24,526	69,600		94,126
	24,526	69,600	-	94,126

Income (loss) from operations	(19,246)	25,347	-	6,101

Other income (expense):	50	-	-	50

Income (loss) before provision
for income taxes	(19,196)	25,347	-	6,151

Provision for income tax	-	-	-	-

Net income (loss)	$(19,196)	$25,347	$-	$6,151

Net income (loss) per share
(Basic and fully diluted)	$(0)	$0.25

Weighted average number of
common shares outstanding	9,596,000	100,000

The accompanying notes are an integral part of the Pro Forma financial statements.

WHISTLEPIG ENTERPRISES, INC.
 (A Development Stage Company)
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008

Basis of Presentation

The following pro forma consolidated balance sheet as of December 31, 2008 and pro forma consolidated statement of operations for the year then ended between Whistlepig Enterprises, Inc. and CST Oil and Gas Corporation are presented to show what effects the reverse acquisition of Whistlepig Enterprises, Inc. by CST Oil and Gas Corporation, Inc. might have had on historical financial information had the transaction taken place on an earlier date. The pro forma consolidated financial statements are derived from the historical financial statements of Whistlepig Enterprises, Inc. and CST Oil and Gas Corporation and assume that for balance sheet purposes the transaction took place on December 31, 2008, and for statement of operations purposes on January 1, 2008 with resulting effects through December 31, 2008. The pro forma consolidated financial statements should be read in conjunction with the historical financial information. The pro forma consolidated financial statements are not necessarily indicative of the result that would have been attained had the transaction actually taken place earlier.

Pro Forma Adjustments

Pro forma adjustments from the pro forma consolidated financial statements are referenced below.

(A) Adjustment to restate common stock to that of Whistlepig Enterprises, Inc.